EXHIBIT 10.1

                                     [LOGO]
                                   Wits Basin
                             Precious Minerals Inc.


Hunter Gold Mining Corporation,                               September 10, 2004
Hunter Gold Mining Inc.,
PO Box 2460
Station R,
Kelowna B.C..
V1X 6A5

Attention; Mr. George Otten

                            RE: BATES HUNTER PROPOSAL

Dear Sir

Further to our site visit in Colorado August 30-31, to our email memo and subsequent follow up telephone conversations please find below the terms of offer to provide certain work on the Bates Hunter Property (including the Bates Hunter Mine, Water Treatment Facility and Golden Gilpin Mill) in Central City Colorado.

It is our understanding that an option on said property was held by Mr Ken Swaisland which option expired on August 31, 2004 but which you may re-extend to September 30, 2004 and on this basis we would propose the following:

1. Wits Basin Precious Minerals Inc. (WITM) will acquire Gregory Gold Producers (GG) from Mr. George Otten (Otten) including all books, EIN #'s etc. for US$10,000 with US$5,000 payable September 17, 2004 and $5,000 payable October 15, 2004. It is understood that all required work permits are in place and current to carry out the program of work. GG will become a wholly owned subsidiary of WITM.

2. Hunter Gold Mining Corp. (Hunter Gold) agrees to extend the deadline for initial funding under the option agreement with Ken Swaisland (Swaisland) dated December 2, 2003 (subsequently amended January 13, 2004, March 30, 2004, and August 4, 2004) to Sept 30, 2004.

3. Swaisland agrees to assign the option to GG with payments of cash, shares and warrants to be made by WITM as per the original unexecuted assignment agreement between WITM and Swaisland dated August 17, 2004.

4. Hunter Gold agrees to the assignment from Swaisland to GG (with WITM guarantee if requested by Hunter Gold).

5. GG will enter into a Services Agreement as drafted and amended with Otten and/or his company to cover the Dewatering and Rehabilitation of the Bates-Hunter to be carried out by Otten under the supervision of Glen O'Gorman.

6. In order to carry out the work program as recommended in the Phase 1 of the Glenn O'Gorman report dated March 1, 2004, GG/WITM (subject to a current financing having been completed) will advance funds as per schedule below:

        September 30, 2004        $70,000 Start up
                                  $90,000 Projected burn rate for October 2004
        October 31, 2004          $90,000 Projected burn rate November 2004
        November 30, 2004         $90,000 Projected burn rate December 2004
        December 31, 2004         $90,000 Projected burn rate January 2005
                                  -------
                                $430,000


             520 Marquette Avenue, Suite 900, Minneapolis, MN 55402
           Tel: 612.349.5277 o Fax: 612.371.2077 o www.witsbasin.com

7. Subject to financing having been arranged WITM will advance a $70,000 Contingency Fund by October 31, 2004 the purpose of which will be to cover any unforeseen capital requirements.

8. Subject to financing having been arranged as above WITM will deposit $30,000 on or before October 31, 2004 in a bank account to be controlled Otten to be used as a credit against the last payment required to complete Phase 1 of the O'Gorman Report. Should GG/WITM not complete the financing necessary to complete Phase 1 then the $30,000 will be retained as a penalty by the contractor Otten on his own behalf or that of his company and/or Hunter Gold. Otten will execute a trust agreement to reflect this provision.

9. The advances contemplated under paragraphs 6 and 7 will be to a bank account controlled by Otten to cover the costs of Dewatering and Rehabilitation of the Bates-Hunter.

10. Should any of the funds contemplated to be advanced by GG/WITM to Otten, his nominee company or Hunter Gold, not be advanced by the dates specified herein (unless otherwise extended) then this agreement shall be considered null and void and any funds previously advanced shall be retained by the payees as penalty

      Should you be in agreement with the above kindly indicate same in the provided for below.

Yours truly,

/s/ H. Vance White
------------------

H. Vance White
President and CEO

Accepted and agreed to by :
Hunter Gold Mining Corporation per


 /s/ George Otten                dated   9-10-04
------------------------------           -------
George Otten - President


Accepted and agreed to by :
Hunter Gold Mining Inc. per


 /s/ George Otten                dated   9-10-04
------------------------------           -------
George Otten - President

 Accepted and agreed to by :
Hunter Gold Mining Corporation per


 /s/ George Otten                dated   9-10-04
------------------------------           -------
George Otten - President

Accepted and agreed to by :


 /s/ Ken Swaisland               dated   Sept 10/04
------------------------------           ----------
Ken Swaisland


             520 Marquette Avenue, Suite 900, Minneapolis, MN 55402
           Tel: 612.349.5277 o Fax: 612.371.2077 o www.witsbasin.com